UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 17, 2011

ITP Energy Corporation
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-52317	98-0438201
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Via Federico Zuccari, 4, Rome, Italy		00153
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: + 39 (06) 5728 8176

(Former name or former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

Board Size Increase

On October 17, 2011, the board of directors (the “Board”) of ITP Energy Corporation (the “Company”) resolved to increase the number of directors that shall constitute our Board from three to four members, with immediate effect.

Appointment of New Director

On October 17, 2011, our Board resolved to appoint Mr. Giovani Barbieri as director to fill the newly created directorship resulting from the increase in the authorized number of directors from three to four, effective on the same date.

Appointment of Chief Financial Officer

On October 17, 2011, our Board also appointed Mr. Giovanni Barbieri to the position of Chief Financial Officer (“CFO”), effective as of the same date. Mr. Barbieri joined ITP Benelli S.p.A., a wholly owned subsidiary of the Company (“ITP”), on September 1, 2011, as a senior financial executive based in the Company’s principal executive offices located in Rome, Italy. Prior to commencing his employment with ITP, Mr. Barbieri, 43, worked with Deloitte & Touche S.p.A. (a member firm of Deloitte Touche Tohmatsu Limited), independent accountants for over 15 years, where he most recently served as Audit Senior Manager, and was responsible for the financial statement, reporting packages and internal controls audits of various Italian companies and of Italian subsidiaries of U.S. multinational corporations. From 2000-2002, Mr. Barbieri was assigned to the New York office of Deloitte & Touche where he performed audit services to various U.S. corporations. Mr. Barbieri is a certified public accountant and chartered accountant in Italy and received a business degree from the University of Rome—La Sapienza.

ITP and Mr. Barbieri have entered into an employment agreement dated July 20, 2011 (the “Employment Agreement”), which together with the National Collective Bargaining Contract for Managing Directors of Industrial Companies  (“C.C.N.L. per I Dirigenti di Aziende Industriali”), will govern his services as senior financial executive for ITP and as CFO of the Company. Pursuant to the Employment Agreement, Mr. Barbieri will:

•	receive an annual salary of €130,000 (approximately $179,000 based on the exchange rate of $1.38 published by the Bank of Italy on October 17, 2011);

•	receive a performance bonus of €20,000 (approximately $28,000 based on the exchange rate of $1.38 published by the Bank of Italy on October 17, 2011);

•	be entitled to participate in the various insurance benefits of ITP, including general medical, worker’s compensation, life and disability insurance; and

•	be entitled to the assignment of a mobile telephone, laptop computer and personal use car (including a limited reimbursement of fuel for the car when used for work related matters).

Mr. Barbieri’s employment with ITP is for an undetermined period of time and may be terminated at will, subject to providing prior notice. The termination of the employment agreement is regulated by the Italian Civil Code (CC) and covered by the collective agreement “C.C.N.L. per I Dirigenti di Aziende Industriali” providing certain Italian law limitations for terminating employment (e.g., such as a mandatory severance indemnity “Trattamento di Fine Rapporto” or TFR, and additional indemnity by way of compensation for the damages suffered as a result of any unfair dismissal.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Amendment to the Company’s Bylaws

On October 17, 2011, our Board resolved to amend and restate our Bylaws, to among other matters, create the office of Chief Financial Officer, which our Bylaws did not previously provide for. Our Amended and Restated Bylaws contain certain anti-take over provisions permitted under the Nevada Revised Statutes as follows:

•
Staggered Board of Directors.  Our Amended and Restated Bylaws provides that either upon the consummation of a transaction in which the ownership or the right to direct the vote or control of more than 50% of the equity securities issued by the Company is transferred, or at the discretion of our Board upon a resolution of our Board to this effect, our Board will be classified into three classes of directors of approximately equal size. As a result, if this provision becomes effective, in most circumstances, a person can gain control of our Board only by successfully engaging in a proxy contest at two or more annual meetings. The repeal or amendment of this provision requires the affirmative vote or consent of no less than two-thirds of the members of our Board or no less than two-thirds of our stockholders.

•
Special Meeting of Stockholders.  Our Amended and Restated Bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors, by our chief executive officer or by our chairman.

•
Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our Amended and Restated Bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be delivered to our principal executive offices not later than the close of business on the 90th day or the 10th day following the day on which public announcement of the date of the Corporation’s annual meeting of stockholders is first made or sent by the Corporation, or earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. Our Amended and Restated Bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

In addition, our Amended and Restated Bylaws provide that the chairman of the Board shall have the right, but is not required, to cast a tie breaking vote in the event that a resolution submitted to the vote of our Board receives an equal number of affirmative and negative votes by the members of our Board present and voting at the meeting of the Board considering such resolution.

The above does not pertain to be a complete summary of our Amended and Restated Bylaws and investors are encouraged to review the entire Amended and Restated Bylaws included as an Exhibit 3.1 to this Current Report, which is incorporated herein by reference in its entirety.

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibits are filed with the report:

Exhibit No.

3.1	Amended and Restated Bylaws, adopted on October 17, 2011.

10.1	Employment agreement between ITP and Mr. Giovanni Barbieri dated July 20, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 18, 2011

ITP Energy Corporation
(Registrant)

/s/ Manfredi Mazziotti di Celso
Signature

Chief Executive Officer
Title